Exhibit 99.1

Segmented Information – As Recast

The following tables present the reportable segments for SunOpta Foods for fiscal year 2013, as recast (unaudited, in thousands of U.S. dollars):

SunOpta Foods (Total)	Q1	Q2	Q3	Q4	Full Year
Revenues	$246,600	$273,708	$267,796	$252,390	$1,040,494
Gross profit	27,013	31,415	25,758	23,258	107,444
Operating income	9,624	14,284	10,430	6,403	40,741

Global Sourcing and Supply	Q1	Q2	Q3	Q4	Full Year
Revenues	$124,909	$144,900	$136,083	$123,996	$529,888
Gross profit	9,811	12,628	8,530	9,102	40,071
Operating income	1,673	4,052	1,149	748	7,622

Value Added Ingredients	Q1	Q2	Q3	Q4	Full Year
Revenues	$31,505	$33,043	$34,083	$32,526	$131,157
Gross profit	4,960	4,316	4,383	4,306	17,965
Operating income	2,000	1,953	2,026	1,916	7,895

Consumer Products	Q1	Q2	Q3	Q4	Full Year
Revenues	$90,186	$95,765	$97,630	$95,868	$379,449
Gross profit	12,242	14,471	12,845	9,850	49,408
Operating income	5,951	8,279	7,255	3,739	25,224